Exhibit 16.1

May 1, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Re:   ASAP Show, Inc.
File No. 1-448

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K/A of ASAP Show, Inc. dated April 13, 2007, and agree with the statements relating only to KMJ Corbin & Company LLP contained therein.

Very truly yours,
/s/ KMJ Corbin & Company LLP